EXHIBIT 99.3

CARMAX [AUTO OWNER][SELECT RECEIVABLES] TRUST 20[__]-[__],

AS ISSUER,

AND

CARMAX [AUTO OWNER][SELECT RECEIVABLES] GRANTOR TRUST 20[__]-[__],

AS GRANTOR TRUST

RECEIVABLES CONTRIBUTION AGREEMENT

DATED AS OF [________], 20[__]

EXHIBITS

Exhibit A	Bill of Sale and Assignment

i

RECEIVABLES CONTRIBUTION AGREEMENT

This Receivables Contribution Agreement, dated as of [_______], 20[___], is between CarMax [Auto Owner][Select Receivables] Trust 20[___]-[___], a Delaware statutory trust (the “Issuer”), and CarMax [Auto Owner][Select Receivables] Grantor Trust 20[___]-[___], a Delaware statutory trust (“Grantor Trust”).

WHEREAS, the Grantor Trust desires to purchase certain motor vehicle retail installment sale contracts originated or acquired by CarMax Business Services, LLC in the ordinary course of business and sold to the Depositor and then sold by the Depositor to the Issuer as of the date hereof,

WHEREAS, the Issuer is willing to sell such contracts to the Grantor Trust as of the date hereof;

WHEREAS, the Issuer and the Grantor Trust wish to set forth the terms pursuant to which the Receivables are to be conveyed by the Issuer to the Grantor Trust; and

NOW, THEREFORE, in consideration of the mutual terms and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

1.1 Definitions and Other Definitional Provisions.

(a) Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in Appendix A to the Sale and Servicing Agreement, dated as of [_______], 20[___] (as amended, supplemented or otherwise modified and in effect from time to time, the “Sale and Servicing Agreement”), by and among the Issuer, the Grantor Trust, CarMax Auto Funding LLC, as depositor, and CarMax Business Services, LLC, as servicer.

(b) All terms defined in this Receivables Contribution Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

(c) As used in this Receivables Contribution Agreement and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Receivables Contribution Agreement or in any such certificate or other document, and accounting terms partly defined in this Receivables Contribution Agreement or in any such certificate or other document to the extent not defined, shall have the respective meanings assigned to them under generally accepted accounting principles. To the extent that the definitions of accounting terms in this Receivables Contribution Agreement or in any such certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Receivables Contribution Agreement or in any such certificate or other document shall control.

(d) The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Receivables Contribution Agreement shall refer to this Receivables Contribution Agreement as a whole and not to any particular provision of this Receivables Contribution Agreement; Article, Section, subsection, Schedule and Exhibit references contained in this Receivables Contribution Agreement are references to Articles, Sections, subsections, Schedules and Exhibits in or to this Receivables Contribution Agreement unless otherwise specified. The term “proceeds” shall have the meaning set forth in the Relevant UCC (unless otherwise defined herein). The term “including” shall mean “including without limitation.”

(e) The definitions contained in this Receivables Contribution Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

(f) Any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein. References to a Person are also to its permitted successors and assigns.

ARTICLE II

CONVEYANCE OF RECEIVABLES

2.1 Sale and Conveyance of Receivables.

(a) On the Closing Date, subject to the terms and conditions of this Receivables Contribution Agreement and as evidenced by an assignment substantially in the form of Exhibit A hereto, the Issuer hereby agrees to sell, transfer, assign, set over and otherwise convey to the Grantor Trust, and the Grantor Trust hereby agrees to purchase from the Issuer, without recourse (subject to the Issuer’s obligations hereunder), all of the right, title and interest of the Issuer, whether now owned or hereafter acquired, in, to and under the following (collectively, the “Conveyed Assets”):

(i) the Receivables;

(ii) all amounts received on or in respect of the Receivables after the Cutoff Date;

(iii) the security interests in the Financed Vehicles granted by the Obligors pursuant to the Receivables and any other interest of the Issuer in such Financed Vehicles;

(iv) all proceeds from claims on or refunds of premiums with respect to physical damage, theft, GAP, credit life or credit disability insurance policies relating to the Financed Vehicles or the Obligors;

(v) the Receivable Files;

(vi) all rights of the Depositor under the Receivables Purchase Agreement, including the right to require the Seller to repurchase Receivables from the Depositor;

(vii) all rights of the Issuer under the Sale and Servicing Agreement, including the right to require the Depositor to repurchase the Receivables from the Issuer;

(viii) the right to realize upon any property (including the right to receive future Liquidation Proceeds) that shall have secured a Receivable and have been repossessed by or on behalf of the Grantor Trust; and

(ix) all present and future claims, demands, causes of action and choses in action in respect of any or all of the foregoing and all payments on or under and all proceeds of every kind and nature whatsoever in respect of any or all of the foregoing, including all proceeds of the conversion thereof, voluntary or involuntary, into cash or other liquid property; all accounts, general intangibles, chattel paper, instruments, documents, money, investment property, deposit accounts, letters of credit, letter-of-credit rights, insurance proceeds, condemnation awards, rights to payment of any and every kind and other forms of obligations; and all other property which at any time constitutes all or part of or is included in the proceeds of any of the foregoing.

(b) The parties hereto intend that the conveyance of the Conveyed Assets hereunder be a sale of the Conveyed Assets, and not a loan. In the event that the conveyance hereunder is not for any reason considered a sale, the Issuer hereby grants to the Grantor Trust a first priority perfected security interest in all of the Issuer’s right, title and interest in, to and under the Conveyed Assets and all proceeds of any of the foregoing. The parties intend that this Receivables Contribution Agreement constitute a security agreement under applicable law. Such grant is made to secure the payment of all amounts payable hereunder. If such conveyance is for any reason considered to be a loan and not a sale, the Issuer consents to the Grantor Trust transferring such security interest in favor of the Indenture Trustee and transferring the obligations secured thereby to the Indenture Trustee.

(c) The Issuer agrees to treat the transfer of the Conveyed Assets contemplated by this Section 2.1 for all purposes as an absolute transfer on all relevant books, records and other applicable documents.

2.2 Purchase Price. On the Closing Date, in exchange for the Conveyed Assets, the Grantor Trust shall issue and deliver to the Issuer the Grantor Trust Certificate.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of the Issuer. The Issuer hereby makes the following representations and warranties to the Grantor Trust as of the date of this Receivables Contribution Agreement and as of the Closing Date:

(a) Organization and Good Standing. The Issuer is a statutory trust duly organized, validly existing and in good standing under the laws of the State of Delaware, and has power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted, and had at all relevant times, and shall have, power, authority and legal right to acquire, own and sell the Receivables.

(b) Power and Authority; Binding Obligation. The Issuer has the power and authority to execute and deliver this Receivables Contribution Agreement and to carry out its terms; and the execution, delivery and performance of this Receivables Contribution Agreement has been duly authorized by the Issuer by all necessary statutory trust action. This Receivables Contribution Agreement constitutes the legal, valid and binding obligation of the Issuer, enforceable against the Issuer in accordance with its terms, subject, as to enforceability, to applicable bankruptcy, insolvency, reorganization, conservatorship, receivership, liquidation and other similar laws and to general equitable principles.

(c) No Violation. The consummation of the transactions contemplated by this Receivables Contribution Agreement and the fulfillment of the terms hereof shall not conflict with, result in any breach of any of the terms and provisions of, nor constitute (with or without notice or lapse of time) a default under, the certificate of formation or the trust agreement of the Issuer, or conflict with or breach any of the material terms or provisions of, or constitute (with or without notice or lapse of time) a default under, any indenture, agreement or other instrument to which the Issuer is a party or by which it may be bound.

(d) No Proceedings. There are no proceedings or investigations pending, or, to the knowledge of the Issuer, threatened, against the Issuer before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality having jurisdiction over the Issuer or its properties (i) asserting the invalidity of this Receivables Contribution Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Receivables Contribution Agreement or (iii) seeking any determination or ruling that, in the reasonable judgment of the Issuer, would materially and adversely affect the performance by the Issuer of its obligations under, or the validity or enforceability of, this Receivables Contribution Agreement or the Receivables.

(e) Security Interest Matters. This Receivables Contribution Agreement creates a valid and continuing “security interest” (as defined in the Relevant UCC) in the Receivables in favor of the Grantor Trust, which security interest is prior to all other Liens created by the Issuer (other than the Lien created by the Indenture) and is enforceable as such against creditors of and purchasers from the Seller. The Receivables constitute “tangible chattel paper” or “electronic chattel paper” (each as defined in the Relevant UCC or, if such terms are not separately defined in the Relevant UCC, “chattel paper”). The Issuer has caused or will cause prior to the Closing Date the filing of all appropriate financing statements in the proper filing offices in the appropriate jurisdictions under applicable law necessary to perfect the security interest in the Receivables granted to the Grantor Trust under this Receivables Contribution Agreement. Other than the security interests granted under the Transaction Documents, the Issuer has not pledged, assigned, sold, granted a security interest in or otherwise conveyed any of the Receivables. The Issuer has not authorized the filing of, and is not aware of any financing statements against the Issuer that include a description of, collateral covering the Receivables other than any financing statement relating to the security interests granted under the Transaction Documents or that has been terminated. The motor vehicle retail installment sale contracts that constitute or evidence the Receivables do not have any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Depositor, the Issuer, the Grantor Trust or the Indenture Trustee. The Issuer is not aware of any material judgment or tax lien filings against the Issuer. The Issuer has not communicated, and will not communicate, an “authoritative copy” (as defined in the Relevant UCC) of any Receivable to any Person other than the Servicer, the Depositor, the Grantor Trust or the Indenture Trustee.

(f) Financing Statements. All financing statements filed or to be filed against the Issuer in favor of the Grantor Trust contain or will contain a statement substantially to the following effect: “A purchase of or security interest in any collateral described in this financing statement will violate the rights of the Secured Party.”

(g) Valid Assignment. The Receivables and the other Conveyed Assets have been validly assigned by the Issuer to the Grantor Trust.

3.2 Assumption of the Obligations of the Issuer. Any Person that succeeds to the rights and obligations of the Issuer under and in accordance with the Indenture shall be the successor to the Issuer under this Receivables Contribution Agreement without the execution or filing of any other document or any further act on the part of any of the parties to this Receivables Contribution Agreement; provided, however, that (x) the Issuer or such successor shall have delivered to the Owner Trustee and the Indenture Trustee an Officer’s Certificate and an Opinion of Counsel each stating that such merger, conversion, consolidation or succession and such agreement of assumption comply with this Section 3.2, (y) the Issuer or such successor shall have delivered to the Owner Trustee and the Indenture Trustee an Opinion of Counsel either (A) stating that, in the opinion of such counsel, all financing statements and continuation statements and amendments thereto have been authorized and filed that are necessary to fully preserve and protect the interest of the Grantor Trust in the Receivables and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (B) stating that, in the opinion of such counsel, no such action shall be necessary to fully preserve and protect such interest and (z) the Rating Agency Condition shall have been satisfied.

ARTICLE IV

OPTIONAL PURCHASE

4.1 Optional Purchase of Trust Estate. If, as of the last day of any Collection Period, the Pool Balance shall be less than or equal to [10]% of the Pool Balance as of the Cutoff Date, the Servicer shall have the option to purchase on the following Distribution Date the Trust Estate from the Issuer (other than the Collection Account, the Note Payment Account, the Certificate Payment Account and the Reserve Account) and the Grantor Trust Estate from the Grantor Trust. To exercise such option, the Servicer shall notify the Depositor, the Owner Trustee, the Grantor Trust Trustee, the Indenture Trustee and the Rating Agencies no later than ten (10) days prior to the Distribution Date on which such repurchase is to be effected and shall deposit into the Collection Account on the Business Day preceding such Distribution Date an amount equal to the aggregate Purchase Amount for the Receivables, plus the appraised value of any other assets in the Trust Estate and the Grantor Trust Estate, if necessary, other than the Collection Account, the Note Payment Account, the Certificate Payment Account or the Reserve Account, such value to be determined by an appraiser mutually agreed upon by the Servicer, the Owner

Trustee and the Indenture Trustee; provided, however, that the Servicer shall not be permitted to exercise such option unless the amount to be deposited in the Collection Account plus Available Funds for such Distribution Date pursuant to this Section 4.1 at least equal to the sum of all amounts due to the Servicer under the Sale and Servicing Agreement plus the Note Balance plus all accrued but unpaid interest (including any overdue interest) on the Notes plus all amounts due to the Servicer for any outstanding and unreimbursed Simple Interest Advances, any outstanding and unreimbursed Unreimbursed Servicer Advances and any outstanding and unreimbursed Unrelated Amounts. Upon such payment, the Servicer shall succeed to and own all interests in and to the Trust Estate and the Grantor Trust Estate. The purchase price paid by the Servicer will be used to redeem the Notes and make payments in full to the Noteholders in the manner set forth in Article IV of the Sale and Servicing Agreement.

ARTICLE V

COVENANTS OF THE ISSUER

5.1 Protection of Right, Title and Interest in, to and Under the Receivables.

(a) The Issuer, at its expense, shall cause all financing statements and continuation statements and any other necessary documents covering the Grantor Trust’s and the Indenture Trustee’s right, title and interest in, to and under the Conveyed Assets to be promptly authorized, recorded, registered and filed, and at all times to be kept recorded, registered and filed, all in such manner and in such places as may be required by law to fully preserve and protect the right, title and interest of the Grantor Trust and the Indenture Trustee hereunder to the Conveyed Assets (to the extent that the interest of the Grantor Trust or the Indenture Trustee therein can be perfected by the filing of a financing statement). The Issuer shall deliver to the Grantor Trust file-stamped copies of, or filing receipts for, any document recorded, registered or filed as provided above, as soon as available following such recording, registration or filing. The Grantor Trust shall cooperate fully with the Issuer in connection with the obligations set forth above and will execute any and all documents reasonably required to fulfill the intent of this subsection.

(b) Within five (5) days after the Issuer makes any change in its name, identity or organizational structure which would make any financing statement or continuation statement filed in accordance with Section 6.1(a) seriously misleading within the meaning of the Relevant UCC, the Issuer shall give the Grantor Trust notice of any such change and, within thirty (30) days after such change, shall authorize and file such financing statements or amendments as may be necessary to continue the perfection of the Grantor Trust’s security interest in the Receivables and the proceeds thereof.

(c) The Issuer shall give the Grantor Trust written notice within five (5) days of any relocation of the State of organization of the Issuer or any office in which the Issuer keeps records concerning the Receivables and whether, as a result of such relocation, the applicable provisions of the Relevant UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement and, within thirty (30) days after such relocation, shall authorize and file such financing statements or amendments as may be necessary to continue the perfection of the interest of the Grantor Trust in the Receivables and the proceeds thereof. The Issuer shall at all times maintain its State of organization, its principal place of business, its chief executive office and the location of the office where the Receivable Files and any accounts and records relating to the Receivables are kept within the United States.

5.2 Security Interests. Except for the conveyances under the Transaction Documents, the Issuer covenants that it will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien on any Receivable, whether now existing or hereafter created, or any interest therein, except for Liens that will be released contemporaneously with the transfer of the Receivables under the Transaction Documents. The Issuer will immediately notify the Grantor Trust of the existence of any Lien on any Receivable (other than a Lien created pursuant to the Transaction Documents), and the Issuer shall defend the right, title and interest of the Grantor Trust in, to and under the Receivables, whether now existing or hereafter created, against all claims of third parties claiming through or under the Issuer.

ARTICLE VI

MISCELLANEOUS PROVISIONS

6.1 Amendment.

(a) This Receivables Contribution Agreement may be amended from time to time by a written amendment duly executed and delivered by the Grantor Trust and the Issuer, without the consent of any Noteholder or any other Person; provided, however, that (i) any such amendment shall not, as evidenced by an Opinion of Counsel to the Issuer delivered to the Indenture Trustee, adversely affect in any material respect the interests of the Noteholders or (ii) the Rating Agency Condition is satisfied with respect to such amendment and the Issuer or the Grantor Trust notifies the Indenture Trustee in writing that the Rating Agency Condition is satisfied with respect to such amendment.

(b) This Receivables Contribution Agreement may also be amended from time to time for any other purpose by a written amendment duly executed and delivered by the Issuer and by the Grantor Trust with the consent of the Holders of Notes evidencing at least 66 2/3% of the Note Balance of the Controlling Class.

(c) Any term or provision of this Receivables Contribution Agreement may also be amended from time to time by the Issuer and the Grantor Trust, without the consent of any other Person, for the purpose of conforming the terms of this Receivables Contribution Agreement to the description thereof in the Prospectus or, to the extent not contrary to the Prospectus, to the description thereof in an offering memorandum with respect to the Certificates without the consent of the Indenture Trustee, any Noteholder, the Owner Trustee, the Grantor Trust Trustee or any other Person; provided, however, that the Issuer and the Grantor Trust shall provide written notification of the substance of such amendment to the Indenture Trustee, the Grantor Trust Trustee and the Owner Trustee.

(d) Prior to the execution of any amendment or consent pursuant to this Section 6.1, the Issuer shall provide written notification of the substance of such amendment or consent to each Rating Agency.

(e) Promptly after the execution of any amendment to this Receivables Contribution Agreement, the Issuer shall furnish an executed copy of such amendment to the Owner Trustee, the Indenture Trustee and the Rating Agencies.

(f) It shall not be necessary for the consent of the Noteholders pursuant to Section 6.1(b) to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents (and any other consents of the Noteholders provided for in this Receivables Contribution Agreement) and of evidencing the authorization of the execution thereof by the Noteholders shall be subject to such reasonable requirements as the Owner Trustee and the Indenture Trustee may prescribe.

(g) [Notwithstanding subsections (a) and (b) of this Section 6.1, this Receivables Contribution Agreement may only be amended if (i) the Certificateholders evidencing not less than 51% of the aggregate Certificate Percentage Interests, or, if 100% of the aggregate Certificate Percentage Interests is then beneficially owned by CarMax Funding and/or its Affiliates, such Person (or Persons) consent to such amendment or (ii) such amendment shall not, as evidenced by an Officer’s Certificate of the Administrator or an Opinion of Counsel delivered to the Indenture Trustee and the Owner Trustee, materially and adversely affect the interests of the Certificateholders.]

(h) [Notwithstanding anything herein to the contrary, for purposes of classifying the Issuer as other than a corporation and the Grantor Trust as a grantor trust under the Code, without the consent of all of the Noteholders and all of the Certificateholders, no amendment shall be made to this Receivables Contribution Agreement that would cause the Issuer or the Grantor Trust (or any part thereof) to be classified as an association or publicly traded partnership taxable as a corporation for United States federal income tax purposes, or the Issuer or the Grantor Trust to be treated as engaged in the conduct of a trade or business within the United States, or the Grantor Trust (or any part thereof) to be classified as other than a grantor trust for United States federal income tax purposes.]

6.2 Governing Law. THIS RECEIVABLES CONTRIBUTION AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

6.3 Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or sent by telecopier, overnight courier or mailed by registered mail, return receipt requested, as specified in Section 10.4 of the Sale and Servicing Agreement or at such other address as shall be designated by any of the specified addressees in a written notice to the other parties hereto.

6.4 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Receivables Contribution Agreement shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions and terms of this Receivables Contribution Agreement and shall in no way affect the validity or enforceability of the other covenants, agreements, provisions and terms of this Receivables Contribution Agreement or any amendment or supplement hereto.

6.5 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Issuer or the Grantor Trust, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law.

6.6 Counterparts and Electronic Signature. This Receivables Contribution Agreement may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument. Each party agrees that this Receivables Contribution Agreement and any other documents to be delivered in connection herewith may be electronically signed, and that any electronic signatures appearing on this Receivables Contribution Agreement or such other documents shall have the same effect as manual signatures for the purposes of validity, enforceability and admissibility.

6.7 Headings and Table of Contents. The Table of Contents and headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

6.8 No Petition. Each party hereto covenants and agrees that it will not at any time institute against, or join any other Person in instituting against, the Depositor, the Issuer or the Grantor Trust any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other proceedings under any federal or state bankruptcy or similar law. This Section 6.8 shall survive the resignation or removal of the Owner Trustee under the Trust Agreement, the resignation or removal of the Grantor Trust Trustee under the Grantor Trust Agreement, and the Indenture Trustee under the Indenture and shall survive the termination of the Trust Agreement, the Grantor Trust Agreement and the Indenture.

6.9 Limitation of Liability of Owner Trustee and Grantor Trust Trustee. It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed and delivered by [___________], not individually or personally but solely as Owner Trustee of the Issuer and as Grantor Trust Trustee of the Grantor Trust, in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, undertakings and agreements herein made on the part of the Issuer or the Grantor Trust is made and intended not as personal representations, undertakings and agreements by [___________] but is made and intended for the purpose of binding only the Issuer or the Grantor Trust, as applicable, (c) nothing herein contained shall be construed as creating any liability on [___________], individually or personally, to perform any covenant either expressed or implied contained herein of the Issuer or the Grantor Trust, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto, (d) [___________] has not verified and made no investigation as to the accuracy or completeness of any representations and warranties made by the Issuer or the Grantor Trust in this Agreement and (e) under no circumstances shall [___________] be personally liable for the payment of any indebtedness or expenses of the Issuer or the Grantor Trust or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer or the Grantor Trust under this Agreement or any other related documents.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Receivables Contribution Agreement to be duly executed by their respective officers as of the day and year first above written.

CARMAX [AUTO OWNER][SELECT
RECEIVABLES] TRUST 20[___]-[___]

By: [_________________],
not in its individual capacity but solely
as Owner Trustee

By:
Name:
Title:

CARMAX [AUTO OWNER][SELECT
RECEIVABLES] GRANTOR TRUST 20[___]-[___]

By: [_________________],
not in its individual capacity but solely
as Grantor Trust Trustee

By:
Name:
Title:

Solely with respect to Section 4.1:

CARMAX BUSINESS SERVICES, LLC,
as Servicer

By:
Name:
Title:

S-1

EXHIBIT A

BILL OF SALE AND ASSIGNMENT

For value received, in accordance with the receivables contribution agreement, dated as of [_______], 20[___] (the “Receivables Contribution Agreement”), between the undersigned and CarMax [Auto Owner][Select Receivables] Grantor Trust 20[___]-[___] (the “Grantor Trust”), the undersigned does hereby sell, assign, transfer, set over and otherwise convey unto the Grantor Trust, without recourse, all right, title and interest of the undersigned, whether now owned or hereafter acquired, in, to and under (i) the Receivables listed on Schedule A hereto (the “Receivables”); (ii) all amounts received on or in respect of the Receivables after the Cutoff Date; (iii) the security interests in the Financed Vehicles granted by the Obligors pursuant to the Receivables and any other interest of the undersigned in such Financed Vehicles; (iv) all proceeds from claims on or refunds of premiums with respect to physical damage, theft, GAP, credit life or credit disability insurance policies relating to the Financed Vehicles or the Obligors; (v) the Receivable Files; (vi) all rights of the Depositor under the Receivables Purchase Agreement, including the right to require the Seller to repurchase Receivables from the Depositor; (vii) all rights of the Issuer under the Sale and Servicing Agreement, including the right to require the Depositor to repurchase the Receivables from the Issuer; (viii) the right to realize upon any property (including the right to receive future Liquidation Proceeds) that shall have secured a Receivable and have been repossessed by or on behalf of the Grantor Trust; and (ix) all present and future claims, demands, causes of action and choses in action in respect of any or all of the foregoing and all payments on or under and all proceeds of every kind and nature whatsoever in respect of any or all of the foregoing, including all proceeds of the conversion thereof, voluntary or involuntary, into cash or other liquid property, all accounts, general intangibles, chattel paper, instruments, documents, money, investment property, deposit accounts, letters of credit, letter-of-credit rights, insurance proceeds, condemnation awards, rights to payment of any and every kind and other forms of obligations, and all other property which at any time constitutes all or part of or is included in the proceeds of any of the foregoing.

This Bill of Sale and Assignment is made pursuant to and upon the representations, warranties and agreements on the part of the undersigned contained in the Receivables Contribution Agreement and is to be governed by the Receivables Contribution Agreement.

Capitalized terms used and not otherwise defined herein shall have the meaning assigned to them in the Receivables Contribution Agreement.

IN WITNESS WHEREOF, the undersigned has caused this Bill of Sale and Assignment to be duly executed as of [_______], 20[___].

Ex. A

CARMAX [AUTO OWNER][SELECT
RECEIVABLES] TRUST 20[___]-[___]

By: CARMAX BUSINESS SERVICES, LLC, as
Administrator

By:
Name:
Title:

Ex. A

SCHEDULE A

To Bill of Sale and Assignment

RECEIVABLE SCHEDULE

On file with the Servicer at:

CarMax Business Services, LLC

12800 Tuckahoe Creek Parkway

Richmond, Virginia 23238

Sch. A